UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2010

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2010, the Federal Home Loan Bank of Atlanta (the "Bank") announced the appointment of Mr. W. Wesley McMullan as the Bank's President and Chief Executive Officer, effective immediately. Mr. McMullan joined the Bank in 1988 and has held numerous and increasingly responsible positions with the Bank in the areas of member services and financial and risk management. He most recently served as the Bank's Executive Vice President and Director of Financial Management, overseeing the Bank's asset liability management, member sales and trading, and financial operations.

Neither Mr. McMullan nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Bank. Mr. McMullan's background, including business experience, compensation and benefits are described in Item 10 - Directors, Executive Officers and Corporate Governance and Item 11 - Executive Compensation of the Bank's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 25, 2010.

Mr. McMullan succeeds Ms. Jill Spencer, who has served as the Bank's Interim President and Chief Executive Officer since April 16, 2010. Ms. Spencer has resumed her position as Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary of the Bank.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K is a copy of a press release, issued on December 16, 2010, regarding the appointment of Mr. McMullan as President and Chief Executive Officer of the Bank.

The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 16, 2010	By: /s/ Steven J. Goldstein
Steven J. Goldstein,
Executive Vice President and Chief Financial Officer